EXHIBIT 10.6

ADVISORY BOARD MEMBER AGREEMENT

This ADVISORY BOARD MEMBER AGREEMBENT (THIS AGREEMENT) is made and entered into this 26th day of March 2024, by and between AMJ GLOBAL TECHNOLOGY (Company) and Wendell Johnson an Individual residing in the state of California (Advisory Board Member)

RECITALS:

WHEREAS THE Bylaws of the Company authorize its Board of Directors to appoint as Advisory Board Members individuals who possess, in the opinion of the directors, expertise with whom the Board of Directors may consult.

WHEREAS , the Board of Directors has determined that Wendell Johnson possesses expertise that will aid the Directors and have elected Wendell Johnson to serve as an Advisory Board Member of the Company.

WHEREAS the Bylaws of the Company require that no person may serve as an advisory director without first agreeing to certain requirements.

NOW, THEREFORE, in consideration of One Hundred Thousand (100,000) shares of restricted stock in AMJ GLOBAL TECHNOLOGY, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company and Advisory Director hereby agree as follows:

AGREEMENT:

Section 1: Duties. The Advisory Board Member agrees to serve the company as an advisor and to make himself available

1.1 or in writing:

1.2.1. Facilitating introductions between the Company and potential customers and possible investors. from time to time in person or by telephonic or electronic communication to assist the Company and its advisors in the conduct of the Company’s business. In addition, if so, requested by the Company, Advisory Board member will serve for not less than one year as a member of any Advisory Board established by the Company. Unless the parties shall otherwise agree, however, the Advisor shall not be obligated to devote in excess of 10 hours during any calendar month or 100 hours during any calendar year to the Company’s affairs. Without limiting the generality of the foregoing:

1.1 Advisory Board. Advisory Board Member agrees to serve on any Advisory Board established by the Company.

Advisory Activities. Advisory Board Member agrees to counsel the Company’s management on issues proposed for decision which touch upon his areas of expertise. Advisory Board Member also agrees to provide strategic consulting services as requested by the Company’s Board of Directors or CEO to advise the Company’s executive team on strategic matters including the matters in the following list, and such other matters as the CEO may reasonably request, verbally

1.2.2. Providing your opinion to assist the Company Identifying strategic acquisitions.

1.2.3. Apprising the Company of technological, competitive, and other changes and developments that you may from time to time become aware of and that do not conflict with any other existing role or obligations Advisory Board Member may have.

1.2.4. Contributing in other advisory roles as deemed appropriate.

1.3. Advisory Board Participation. Advisory Board Member agrees to make best efforts to attend all Advisory Board meetings. Meeting participation shall include attendance and participation by teleconference, and it is expected that the Company will have four quarterly meetings each year.

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1.4. Company Representative. To the extent agreed to in advance by Advisory Board Member by Advisory Member, Company include the Advisory Board Members name and capacity on the Company’s website.

1.5. Intellectual Property Notices. The Advisory Board Member shall not and shall not enable or allow any third party to, reverse engineer, decompile, or disassemble any software disclosed by the Company and shall not remove, overprint or deface any notice of copyright, trademark, logo, legend or other notices of ownership from any originals or copies of information it obtains from the Company.

Section 2. Compensation. In compensation (Compensation) for the services provided herein, Advisory Board Member shall receive One Hundred Thousand (100,000) shares of common restricted stock. The Advisory Board shall be entitled to an additional One Hundred Thousand (100,000) shares of common restricted stock on the One-year anniversary of the signing of this agreement. The Company agrees to make every effort to register the shares issued within the first Six Months of the signing of this agreement.

Section 3. Expenses. The Company shall reimburse Advisory Board Member, on a monthly basis for all usual , reasonable and necessary expenses paid or incurred by the Advisory Board Member in connection with, it related to, the performance of the Advisory Board Members services under this Agreement, subject to pre-approval of the expenses by the Company and satisfactory receipt by the Company of appropriate documentary proof of all expenditures for which reimbursement Is sought and the approval thereof by the Company.

Section 4. Term and Termination; Resignation. This agreement shall expire upon written notice by the company to the Advisory Board Member at the address for notice set out in Section 8 below. The Advisory Board Member may resign on Thirty days (30) written notice for any reason or no reason. This agreement and any unvested or unearned rights to Compensation shall immediately terminate if Advisory Board Member fails to serve, resigns or is removed as a member of the Advisory Board of the Company, or as an Advisor of the Company.

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Section 5. Status of Advisory Board Member. The parties hereto recognize that the status of Advisory Board Member is that of an independent contractor engaged solely to consult with the Board of Directors of the Company, without duties with respect to the management of its business or authority in bind the Company or act on its behalf. Advisor is not a director, officer, employee or agent of the Company and shall have no liability as such. This agreement and any claim the Advisor may have to equity in the Company, or any successor thereof shall immediately terminate if Advisor fails to serve, resigns, or is removed by the Board of Directors as a member of the Advisory Board of the Company, or as an Advisor of the Company.

Section 6. Disclosure of Interest. Upon learning that the Company is considering entering a contract or transaction with an enterprise in which Advisor has a direct or indirect interest, whether individually or as a director, officer, employee, agent, or equity owner thereof, Advisor shall immediately notify the company of the material facts of his interest in such enterprise. Such notice shall be in writing and given to the Company at the address provided, unless the Advisor learns of such contract of transaction at a meeting the Board of Directors in which case such notice may be provided orally at such meeting to all members present.

Section 7. Ownership of Intellectual Property. Advisor represents and acknowledges that the Company solely and exclusively owns all the rights, titles and interests in and to the Intellectual Property as defined below. The Company shall own all the work product. All work products shall be considered work made for hire by the Advisor and owned by the Company. For purposes of this Agreement, Intellectual Property shall mean any rights associated with any patent, trademark, service mark, trade dress, trade name, product names, service names, copyright, moral right, trade secret, design concepts. Confidential Information or other proprietary rights. For purposes of this Agreement Work Product shall mean all intellectual property rights including all trade secrets, U.S and international copyrights, patentable inventions, discoveries and improvements, and other intellectual property rights, in any documentation, technology or other work product that Advisor conceives, develops, or delivers to the Company in his capacity as an Advisor or related to the Intellectual Property of the Company at any time during the term of this Agreement. Advisor hereby irrevocably relinquishes for the benefit of the Company and its assigns any moral rights in the Work of Product recognized by applicable law.

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Section 8. Confidentiality. Advisor acknowledges that in serving the Company in his capacity as Advisor as contemplated by this agreement, he shall be given or obtain access to confidential and proprietary information of the Company which may include, without limitation, information concerning the Company’s financial condition, operations, markets, employees, agents, products, software, marketing strategy and techniques, and similar information which may otherwise become available during the term of the Agreement (Collectively the Confidential Information) Accordingly, Advisor agrees to retain in strict confidence all Confidential Information and not to use or disclose to others, or permit the use or disclosure of, any Confidential Information, except as may be authorized in writing by the Company. In the event of termination of this Agreement for any reason or by either party, Advisor shall forthwith deliver to the Company (without retaining copies thereof) any and all Confidential Information, documents or other written information obtained from the Company, and Advisor shall thereafter disclose or use any Confidential information relating to the Company or its affiliates or representatives in any way detrimental to the Company or its affiliates or representatives. Notwithstanding the foregoing, Confidential Information shall not include: (I)

Information which may be the public domain, now or when it becomes in the public domain in the future, other than by reason of a breach of this Agreement or any other confidentiality agreement and (II) information, which has come to the Advisor from lawful source not bound to maintain the confidentiality of the information, other than from the company. If disclosure is required by law, in the reasoned opinion of counsel to Advisor, Advisor shall give the Company at least thirty (30) days written notice before such disclosure and shall disclose only such information as is required by law and shall work to maintain the confidential nature of such disclosure. The provisions of this shall survive any termination of this Agreement. Advisor acknowledges that the violation of this Section 5 will result in irreparable injury to the Company and that in addition to monetary damages, the Company shall be entitled to (a) the issuance of a temporary restraining order, (b) a preliminary injunction, and (c) a permanent injunction to prohibit either the continuation of, or any additional breach of this Agreement.

Section 9. Indemnification.

9.1 Generally. The Company shall indemnify Advisor against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Advisor in connection with any Proceeding to which he was, is or is threatened to be named a defendant or respondent, by reason, in whole or in part, of his serving or having served, as an advisor of the Company. Provided, however that no indemnification shall be made under this Section 9 in respect of any judgment, penalty, fine, or amount paid in settlement in connection with any Proceeding in which Advisor shall have been found liable based on a breach of Section 8 of this Agreement. For the purposes hereof, “Proceeding “meaning any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding.

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9.2 Advancement of Expenses. Reasonable expenses (including court costs and attorney’s fees) incurred by Advisor as a witness or a defendant or respondent in a Proceeding, or due to a threat to be named as such, shall be paid, or reimbursed by the Company in advance of the final disposition of such proceeding provided that such Proceeding is not based upon an alleged breach by Advisor.

Section 10. Notices. All notices, requests demands or other communication with respect to this agreement shall be in writing and addressed as follows.

To be Provided by Company and Advisor

Noncompetition Covenant. Ancillary to the otherwise enforceable agreements set forth in this Agreement, Advisor agrees as follows:

(i) During the term of this Agreement and for a period of Two Years following of this Agreement for any reason, Advisor shall not compete with the business of the Company. For purposes of this Agreement, “compete with the business of the Company” means enter or attempt to inter into (on Advisors own behalf or on behalf of any other person or entity) a business relationship with any company or entity that (i) competes with the Company, (ii) was identified to Advisor by the Company, as a customer of the Company. Advisor agrees that the assertion or existence of claim by Advisor against the Company shall not be a defense to the enforcement of this paragraph by injunction or otherwise. (i) Due to the irreparable and continuing nature of the injury which would result from a breach of covenant, as described above. Advisor agrees that the Company may, in addition to any remedy which the Company may have at law or in equity, apply to any court of competent jurisdiction for the entry of an immediate order to restrain or enjoin the breach of this covenant and to otherwise specifically enforce the provisions of this covenant.

Section 11. Miscellaneous Provisions

11.1 Assignment. No party hereto may assign this Agreement without the prior written consent of the other party except that the Company may assign this Agreement by conversion into another type of business organization or to any other successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets. This Agreement shall inure to the benefit of and be enforceable by successor.

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11.2 Amendments. The parties hereto agree that this Agreement shall be modified only by written agreement signed by the parties hereto.

11.3 Governing Law. The Laws of the State of California excluding it conflicts laws shall govern this Agreement the rights and obligations of the parties hereto, the entire relationship between the parties hereto, and all matters arising out of or relation to this Agreement.

11.4 Jurisdiction and Venue. The parties hereto agree this agreement shall be fully performable in Los Angeles County California.

11.5. Entire Agreement. The parties hereto acknowledge and agree that this Agreement is the complete and exclusive statement of the mutual understanding of the parties.

11.6. Severability. The provisions of this Agreement shall be severable, and if any provision of this Agreement is held to be invalid or unenforceable, it shall be construed to have the broadest interpretation that would render it valid and enforceable...

11.7. Entire Agreement. The parties hereto acknowledge and agree that this Agreement is the complete and exclusive statement of the mutual understanding of the parties.

11.8 Independent Contractor. The Advisor’s relationship to the Company is that of an independent contractor, and nothing in this Agreement will be deemed to establish any other relationship between Advisor and the Company, such as employer-employee, principal-agent, partners or joint ventures. The Company shall have no control over the means or manner of performance by Advisor of his obligations under this Agreement. Unless expressly authorized in writing by the Company, Advisor shall not contract for or incur any obligations in the name of, or for the account of, the Company, accept payment from any party of any obligation due the Company, or make any representation, guaranty or other agreement relating to the business of the Company.

11.9 Copies and Counterparts… this agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute on and the same instrument. A facsimile or other electronic transmission of this signed Agreement shall be legal and binding on all parties…

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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above..

ADVISOR TECHNOLOGY	COMPANY: AMJ GLOBAL

Wendell Johnson	Dr. Art Malone Jr CHMN CEO

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